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                                                                     EXHIBIT 2.2


                                VOTING AGREEMENT


               This Voting Agreement (the "Agreement"), dated as of March 13, 2000, is entered into by and among Tribune Company, a Delaware corporation ("Tribune"), and the entities set forth on Schedule I hereto (the
"Stockholders").

               Tribune and The Times Mirror Company, a Delaware corporation (the "Company"), are, concurrently with execution of this Agreement, entering into an Agreement and Plan of Merger, dated as of March 13, 2000 (the "Merger Agreement"), providing for, among other things, a merger of the Company with and into Tribune (the "Merger"). Terms that are defined in the Merger Agreement and not defined in this Agreement will have the meanings ascribed thereto in the Merger Agreement.

               As a condition to its willingness to enter into the Merger Agreement, Tribune has required that the Stockholders agree, and each Stockholder is willing to agree, to the matters set forth herein. In consideration of the foregoing, including the execution and delivery by Tribune of the Merger Agreement, and the agreements set forth below, the parties hereto agree as follows:

               1. Each Stockholder represents, warrants and agrees that (a)
Schedule I hereto sets forth the number, class and series of shares of capital stock of the Company of which the undersigned is the record or beneficial owner (the "Shares"), (b) as of the date hereof, it owns the Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in Schedule I, and (c) it has sole voting and dispositive power over all of the Shares.

               2. Each Stockholder agrees that it will not contract to sell, sell or otherwise transfer or dispose of any of the Shares, or any interest therein, or securities convertible into, or any voting rights with respect to, any of the Shares, other than (a) pursuant to the Merger or (b) a transfer to a party who executes a counterpart of this letter agreement, in form and substance reasonably satisfactory to Tribune, agreeing to be bound by the terms and provisions hereof. Without limiting the foregoing, each Stockholder agrees that it will not grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to any Shares or deposit any Shares into a voting trust. Each of Chandler Trust I and Chandler Trust II hereby agrees that it shall not convert any Company Series C Common Shares into Company Series A Common Shares.

               3. Each Stockholder agrees that it will vote, or cause to be voted, all of the shares of capital stock of the Company beneficially owned by it, or with respect to which it has the right to vote, including the Shares, at any meeting of stockholders of the Company (including any adjournment or postponement thereof), or pursuant to any action by written consent:

               (a) in favor of the Merger Agreement, the Merger, the other transactions contemplated by the Merger Agreement, and any actions required in furtherance thereof;



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               (b) against any action or agreement that (i) could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty, or any other obligation of the Company, under the Merger Agreement or any related agreement or (ii) is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect the Merger or the other transactions contemplated by the Merger Agreement; and

               (c)    against any Takeover Proposal (other than the Merger);

provided, that if the Board of Directors of the Company modifies or withdraws its approval or recommendation of the Offer and the Merger in connection with a Superior Proposal pursuant to Section 6.3 of the Merger Agreement on or prior to April 2, 2000, the shares of capital stock of the Company beneficially owned by Chandler Trust I and Chandler Trust II, or with respect to which Chandler Trust I or Chandler Trust II has the right to vote, which, in the aggregate, carry 40% of the total voting power of the outstanding shares of the capital stock of the Company shall be voted, or shall be caused to be voted, as set forth in clauses
(a), (b) or (c) of this Paragraph 3, and the remaining portion of the voting power of the capital stock of the Company beneficially owned by Chandler Trust I and Chandler Trust II, or with respect to which Chandler Trust I or Chandler Trust II has the right to vote, shall be voted, or shall be caused to be voted, with respect to the matters set forth in clauses (a), (b) and (c) of this Paragraph 3 in the same proportion, based on the actual votes cast, as all shares of voting capital stock of the Company (other than shares owned by Chandler Trust I or Chandler Trust II, or with respect to which Chandler Trust I or Chandler Trust II has the right to vote, but including shares owned by Tribune and any of its Affiliates, or with respect to which Tribune or any of its Affiliates has the right to vote) are voted on such matters.

               4. Each Stockholder agrees to cooperate fully with Tribune in connection with the Merger Agreement and the transactions contemplated thereby, including, without limitation, by executing an affiliate letter provided for in
Section 7.8 of the Merger Agreement within the applicable time periods specified in Section 7.8 of the Merger Agreement. Each of Chandler Trust I and Chandler Trust II agrees that it will not, and it shall not permit or authorize any of its directors, managers, members, trustees, stockholders, officers, employees, Affiliates, agents or advisors to, initiate, solicit or encourage any discussions, inquiries or proposals with any third party that constitute or may reasonably be expected to lead to a Takeover Proposal, or provide any such Person with information or assistance or discuss or negotiate with any such Person with respect to a possible Takeover Proposal. Each of Chandler Trust I and Chandler Trust II agrees to notify Tribune as promptly as practicable of any inquiry, discussion or proposal that constitutes or may reasonably be expected to lead to a Takeover Proposal promptly after it becomes aware of such inquiry, discussion or proposal.

               5. Each Stockholder who owns shares of preferred stock of the Company as shown on Schedule I hereto hereby confirms that it is the beneficial and record holder of the outstanding shares of preferred stock of the Company as shown on Schedule I hereto, which, in the aggregate, constitute all the outstanding shares of such preferred stock, and that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement do not require approval or adoption thereof by the holders of any outstanding shares of preferred stock of the Company. To the extent that, notwithstanding the foregoing, such approval is required, each such Stockholder hereby consents, in accordance with Section 228 of the DGCL, to the



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Merger Agreement, the Merger and the other transactions contemplated by the
Merger Agreement.

               6. Without limiting the provisions of the Merger Agreement, in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company affecting any of the Shares, or (b) any Stockholder shall become the beneficial owner of any additional shares of capital stock of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in paragraph 3 or paragraph 5 hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Stockholder immediately following the effectiveness of the events described in clause (a) or such Stockholder becoming the beneficial owner thereof as described in clause (b), as though they were Shares of such Stockholder hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Tribune of the number of any new Shares acquired by such Stockholder, if any, after the date hereof.

               7. Each Stockholder hereby waives any and all appraisal, dissenters or similar rights that it may have with respect to the Merger and the other transactions contemplated by the Merger Agreement pursuant to the DGCL or other applicable Law.

               8. Each of TMCT, LLC, TMCT II, LLC, Eagle New Media Investments, LLC and Chandis Acquisition Corporation hereby agrees that it shall make the Stock Election with respect to any Company Common Shares owned beneficially or of record by it.

               9. In the event that the Merger Agreement is terminated, Chandler Trust I and Chandler Trust II hereby agree to vigorously oppose and seek to prevent any effort by the Company and/or the Board of Directors of the Company, prior to the first anniversary of the termination of the Merger Agreement, to convert any Company Series C Common Shares into Company Series A Common Shares in connection with a Takeover Proposal (other than a conversion that would take effect immediately prior to or contemporaneously with the consummation of the transactions contemplated by such Takeover Proposal). The obligations of Chandler Trust I and Chandler Trust II to vigorously oppose and seek to prevent set forth in the immediately preceding sentence shall include, without limitation, the obligation of Chandler Trust I and Chandler Trust II to commence and maintain litigation contesting such conversion and pursue such litigation diligently and in good faith.

               10. Each of Tribune and each Stockholder represents and warrants that it has all necessary power and authority to enter into this Agreement, that this Agreement is the legal, valid and binding agreement of Tribune or such Stockholder, as the case may be, and that this Agreement is enforceable against Tribune or such Stockholder, as the case may be, in accordance with its terms.

               11. This Agreement may be terminated at the option of Tribune, on the one hand, or any of the Stockholders, on the other hand, at any time after the earlier of (a) the day following the Effective Time and (b) termination of the Merger Agreement in accordance with its terms; provided, that the obligations of Chandler Trust I and Chandler Trust II under paragraph 9 shall survive until the earlier of (i) the day following the Effective Time and (ii) the later of (A) the first anniversary of the termination of the Merger Agreement in accordance with its terms and (B) the resolution of any litigation brought pursuant to paragraph 9. This



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Agreement may also be terminated, as to any Stockholder, by the mutual agreement of Tribune and such Stockholder; provided, that such termination as to such Stockholder will not affect the obligations of any other Stockholder hereunder. No termination of this Agreement will relieve any party from liability for any material breach of its obligations hereunder committed prior to such termination (or committed during the time period set forth in the proviso to the first sentence of this paragraph 11).

               12. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that each party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity.

               13. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by an overnight courier or when delivered by hand, or (c) confirmation of receipt when sent by certified or registered mail, postage prepaid, addressed, in the case of Tribune, to the address set forth for Tribune in the Merger Agreement (with copies as set forth in the Merger Agreement) and in the case of a Stockholder, to the address set forth under such Stockholder's name on Schedule I hereto (or at such other address for any party as shall be specified by like notice).

               14. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that, with respect to the rights and obligations of any Stockholder under this Agreement, this Agreement may be amended with the approval of such Stockholder and Tribune, notwithstanding the failure to obtain the approval of any other Stockholder.

               15. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

               16. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               17. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               18. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).



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               19. The representations, warranties, covenants and agreements of the Stockholders in this Agreement are made severally, and not jointly, by each Stockholder.

               20. The Company is hereby expressly made a third party beneficiary to the proviso set forth in paragraph 3.



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               IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers, trustees or other representatives of Tribune Company and of each Stockholder on the day and year first written above.



                                            Tribune Company



                                            By: /s/
                                               ---------------------------------
                                               Name:


                                            Chandler Trust I


                                            By: /s/
                                               ---------------------------------
                                               Trustee

                                               /s/
                                               ---------------------------------
                                               Trustee


                                               /s/
                                               ---------------------------------
                                               Trustee

                                               /s/
                                               ---------------------------------
                                               Trustee

                                               /s/
                                               ---------------------------------
                                               Trustee

                                               /s/
                                               ---------------------------------
                                               Trustee

                                               /s/
                                               ---------------------------------
                                               Trustee



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                                            Chandler Trust II

                                            By: /s/
                                               --------------------------------
                                                Trustee

                                                /s/
                                               ---------------------------------
                                               Trustee

                                                /s/
                                               ---------------------------------
                                               Trustee

                                                /s/
                                               ---------------------------------
                                               Trustee

                                                /s/
                                               ---------------------------------
                                               Trustee

                                                /s/
                                               ---------------------------------
                                               Trustee

                                                /s/
                                               ---------------------------------
                                               Trustee



                                            TMCT, LLC

                                            By: The Times Mirror Company,
                                                as Managing Member


                                            By: /s/
                                               ---------------------------------
                                               Name:
                                               Title:



                                            TMCT II, LLC

                                            By: The Times Mirror Company,
                                                as Managing Member


                                            By: /s/
                                               ---------------------------------
                                               Name:
                                               Title:



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                                            Eagle New Media Investments, LLC
                                            By:  The Times Mirror Company,
                                                 as Sole Manager


                                            By: /s/
                                               ---------------------------------
                                               Name:
                                               Title:



                                            Chandis Acquisition Corporation


                                            By: /s/
                                               ---------------------------------
                                               Name:
                                               Title:



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